UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): February 24, 2009

AUTHENTIDATE HOLDING CORP.

(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER: 0-20190

DELAWARE	14-1673067
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Connell Corporate Center

300 Connell Drive, 5th Floor

Berkeley Heights, New Jersey 07922

(Address and zip code of principal executive offices)

(908) 787-1700

(Registrant’s telephone number, including area code

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 24, 2009, Authentidate Holding Corp. (the “Registrant”) was notified by Mr. F. Ross Johnson, the Non-Executive Chairman of the Registrant’s Board of Directors, that he has resigned from the Board and his position as Non-Executive Chairman of the Board, effective immediately. Mr. Johnson also served as Chairman of the Nominating and Corporate Governance and Executive Committees of the Registrant’s Board of Directors.

Following Mr. Johnson’s resignations, on March 2, 2009, the Board of Directors appointed Mr. J. Edward Sheridan, a current member of the Board of Directors, to serve as the Registrant’s interim Non-Executive Chairman, effective immediately. Mr. Sheridan has served on the Registrant’s Board of Directors since 1992. In addition, effective immediately, the Board appointed Mr. Sheridan as Chairman of the Registrant’s Nominating and Corporate Governance Committee and appointed Mr. Ranjit C. Singh, a current director, to serve on such committee.

A copy of the press release announcing Mr. Johnson’s resignation and Mr. Sheridan’s appointment has been filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

The following exhibits are attached to this Form 8-K:

(d)	Exhibit No.	Description
	99.1	Press Release dated March 2, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AUTHENTIDATE HOLDING CORP.

By:	/s/ O’Connell Benjamin
Name:	O’Connell Benjamin
Title:	President
Date:	March 2, 2009

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated March 2, 2009

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